Exhibit 10.22

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                       MANAGEMENT INCENTIVE BONUS PROGRAM
                                      2002

                                   THE "PLAN"

I.    OBJECTIVE

The Management Incentive Bonus Program (M.I.B.) is designed to provide an incentive for key management personnel to attain and exceed the annual goals set for Safety Components International, Inc. Participants include key individuals in SCI Corporate, SCFTI, ASCI S.A. de C.V., ASCI Ltd., ASCI GmbH & Co. KG, and ASCI s.r.o..

II.   HOW THE PLAN WORKS

The plan consist of two parts; 1) Basic Plan: 90% Entry to 110% achievement of the budgeted target; and 2) Discretionary Plan: compensation arising from achievement in operating income and /return on assets in excess of 110% of the budgeted target.

      A.    Basic Plan

            The M.I.B. for 2002 provides for a cash bonus payment contingent upon meeting budgeted earnings goals set for the business units and for consolidated SCI. Measurements are OPERATING INCOME , RETURN ON ASSETS and PERSONAL GOALS. Participants will be awarded their bonuses based on achievements in operating income, return on assets and personal goals.

      B.    Discretionary Plan

            The amounts of the discretionary awards will be arise from achievements that exceed budgeted goals and are subject to recommendations made by senior management and approved by the Board of Directors.

This Plan will be distributed to those MIB participants, and others, that have demonstrated to have contributed most to the success of SCI during the preceding year. The funds will be allocated by the President and COO.

Each participant has been selected based upon his/her leadership role in the success of his/her business unit and SCI.

Each participant has been assigned a target percentage of his/her salary, in effect as of January 1, 2002, which may be earned according to the business unit's performance and SCI's performance in relation to the goals which have been established. This individual percentage represents one hundred percent (100%) of that individuals "target bonus". The actual amount in terms of dollars will vary, up or down, depending on the final year end Operating Income and Return on Assets of their business unit.

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To participate in the Plan a new employee who is eligible for the Plan must be employed no later than the first day of the third quarter of the fiscal year.

All bonus awards are based on individual performance and will be reviewed at year end, and in some cases may be modified by the President and CEO.

The Base M.I.B. Pool for each business unit will be the accumulation of all individual M.I.B. target bonus amounts at 100% in each business unit, to be approved on a year to year basis.

An "entry level" Operating Income and Return on Assets will be established each year by multiplying that years approved Operating Income and Return on Assets goals for the business unit by ninety (90) percent.

The "entry level" M.I.B. Pool will be based on fifty percent (50%) of the years approved M.I.B. Pool for the business unit.

III.  PLAN GOALS FOR 2001 - (U.S. Dollars)

      Plan goals for fiscal 2002 are established for the SCFTI, ASCI and Europe business units and for SCI (Consolidated) based on specified Operating Income and Return on Assets (Tangible Assets) target levels, with a ninety percent (90%) entry level, in each case.

IV.   INDIVIDUAL M.I.B. CALCULATION

      A. Minimum qualifying performance of 90% versus goals earns 50% of target bonus for operating income and return on assets respectively.

      B. Each 1% incremental qualifying performance versus goals above 90% increases the bonus on a pro-rata basis of 1/20th of the individual target bonus up to 100% of the target bonus.

      C. Each 1% incremental qualifying performance versus goals above 100% increases the bonus on a one-for-one basis of the individual target bonus up to 110% of the target bonus.

V.    PLAN DISTRIBUTION

      Distribution will be made within 30 days following the receipt of the audited financials.

VI.   TERMINATION DURING THE PLAN YEAR

      Participant will be eligible for a pro-rata share of any potential distribution in the event employment terminates for any one of the following reasons:

      o     Death

      o     Disability

      o     Retirement with sufficient notice


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VII.  FUTURE PARTICIPATION

      This plan is approved on a year to year basis and may change from year to year. The Plan must be approved each year by the Board of Directors.

      Participation in the plan should not be considered as a contract or agreement of employment.


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